As filed with the Securities and Exchange Commission on March 2, 2015

Registration No. 333-119107

Registration No. 333-109936

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0910696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

265 Turner Drive Durango, CO 81303
(Address of Principal Executive Offices, Including Zip Code)

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. 2004 STOCK OPTION PLAN

2000 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS OF ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Full title of the plan)

Bryan J. Merryman
Chief Operating Officer/Chief Financial Officer
Rocky Mountain Chocolate Factory, Inc.

265 Turner Drive
Durango, Colorado 81303
(Name and address of agent for service)

(970) 259-0554

(Telephone number, including area code, of agent for service)

Copies to:

Sonny Allison Perkins Coie LLP 1900 Sixteenth Street, Suite 1400 Denver, Colorado 80202 (303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

●

Registration Statement on Form S-8 (File No. 333-119107) registering 300,000 shares of common stock, par value $0.03 per share (“Common Stock”), of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the “Company”), for the Rocky Mountain Chocolate, Inc. 2004 Stock Option Plan; and

●

Registration Statement on Form S-8 (File No. 333-109936) registering 80,000 shares of Common Stock for the 2000 Nonqualified Stock Option Plan for Nonemployee Directors of Rocky Mountain Chocolate Factory, Inc.

The Company is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on March 2, 2015.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
By: /s/ Franklin E. Crail___________________________
Name: Franklin E. Crail
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Franklin E. Crail and Bryan J. Merryman, or any of them, as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Franklin E. Crail	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 2, 2015
Franklin E. Crail

/s/ Bryan J. Merryman	Chief Operating Officer, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 2, 2015
Bryan J. Merryman

/s/ Gerald A. Kien	Director	March 2, 2015
Gerald A. Kien

/s/ Lee N. Mortenson	Director	March 2, 2015
Lee N. Mortenson

/s/ Clyde Wm. Engle	Director	March 2, 2015
Clyde Wm. Engle

/s/ Scott G. Capdevielle	Director	March 2, 2015
Scott G. Capdevielle